Exhibit 5.1

Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

July 19, 2017

Apache Corporation

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Ladies and Gentlemen:

We have acted as special counsel to Apache Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on July 19, 2017. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of:

(i)	shares of common stock, par value $0.625 per share, of the Company (the “Common Stock”);

(ii)	shares of preferred stock, no par value, of the Company (the “Preferred Stock”);

(iii)	depositary shares of the Company (the “Depositary Shares”);

(iv)	senior unsecured debt securities of the Company (the “Senior Debt Securities”);

(v)	subordinated unsecured debt securities of the Company (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”);

(vi)	contracts to purchase (or sell) shares of Common Stock (the “Common Stock Purchase Contracts”);

(vii)	purchase units of the Company, each representing ownership of a Common Stock Purchase Contract and, as security for the holder’s obligations to purchase the Common Stock under the Common Stock Purchase Contract, any Debt Securities, Preferred Stock, debt obligations of third parties, any other security described in the applicable Prospectus Supplement or any combination thereof (the “Common Stock Purchase Units”); and

(viii)	warrants to purchase shares of Common Stock or Preferred Stock from time to time (the “Warrants”),

each on terms to be determined at the time of the offering thereof. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Purchase Contracts, Common Stock Purchase Units and Warrants are referred to herein collectively as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or the Senior Indenture (as defined below), as the case may be.

The Securities will be offered upon the terms and subject to the conditions set forth in the Registration Statement (including the Prospectus and applicable Prospectus Supplements) and the applicable definitive purchase, underwriting or similar agreements by and among the Company and the additional parties named therein. The Preferred Stock will be issued in one or more series in accordance with the terms of the applicable certificate of designations. If so specified, in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock.

ANDREWS KURTH KENYON LLP

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Apache Corporation

July 19, 2017

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) (including a form of depositary receipt (the “Depositary Receipt”) evidencing the Depositary Shares to be entered into between the Company and the depositary named therein (the “Depositary”). The Senior Debt Securities will be issued in one or more series pursuant to the Senior Indenture, dated May 19, 2011 (the “Senior Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture to be entered into by the Company and the trustee named therein (the “Subordinated Indenture” and collectively with the Senior Indenture, the “Indentures”). The Common Stock Purchase Contracts and the Common Stock Purchase Units will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent named therein. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent named therein.

In arriving at the opinions expressed below, we have examined the following:

(i)	the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), on file with the Secretary of State of the State of Delaware;

(ii)	the Bylaws of the Company, as amended to date (the “Bylaws”), as certified by an officer of the Company;

(iii)	the Registration Statement;

(iv)	the Prospectus;

(v)	the Senior Indenture;

(vi)	certain resolutions of the board of directors of the Company, as certified by an officer of the Company; and

(vii)	the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i)	the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii)	the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and Section 152 of the DGCL or (in each case) any successor provision;

(iii)	any supplemental indenture to the Senior Indenture and any board resolution and/or any officer’s certificate executed and delivered pursuant to the Senior Indenture, in any such case, pursuant to which any Senior Debt Securities are issued, will comply with the Senior Indenture as theretofore supplemented, and the form and terms of such Senior Debt Securities will comply with the Senior Indenture as then supplemented (including by any such supplemental indenture) and any such board resolution and/or officer’s certificate;

Apache Corporation

July 19, 2017

(iv)	the form and terms of any Debt Securities, when established, the form and terms of any Common Stock Purchase Contracts, Common Stock Purchase Units or Warrants, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Common Stock Purchase Contracts, the Common Stock Purchase Units and the Warrants), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Deposit Agreement, Purchase Contract Agreement, Warrant Agreement or Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Certificate of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (a) the Company has taken all necessary action to approve an issuance of shares of Common Stock, the terms of the offering thereof and related matters and (b) such shares of Common Stock have been issued and delivered as contemplated by the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock, when (a) the Company has taken all necessary action to approve the issuance and terms of a series of Preferred Stock, (b) the Company has filed with the Office of the Secretary of State of the State of Delaware the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) shares of such series of Preferred Stock have been issued and delivered as contemplated by the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, when (a) the Company has taken all necessary action to approve the form, terms, execution and delivery of a Deposit Agreement, (b) such Deposit Agreement has been duly executed and delivered by all parties thereto, (c) all necessary action has been taken by the Company to authorize the issuance and terms of the series of Preferred Stock to be issued in connection with such Depositary Shares; (d) the Company has filed with the Office of the Secretary of State of the State of Delaware the applicable Certificate of Designation for such series of Preferred Stock; (e) all necessary action has been taken by the Company to authorize the deposit of the shares of such series of Preferred Stock with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein, (f) duly authorized and validly issued, fully paid and non-assessable shares of such series of Preferred Stock shall have been deposited with the Depositary in accordance with such Deposit Agreement and such corporate action, and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, and

Apache Corporation

July 19, 2017

(g) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, such Depositary Shares will be validly issued, fully paid and non-assessable.

4. With respect to Senior Debt Securities of any series, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indenture or officers’ certificate establishing such series of Senior Debt Securities under the Senior Indenture, (b) any such supplemental indenture or officers’ certificate has been executed and delivered by all parties thereto, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with the Senior Indenture, the form and terms of such series of Senior Debt Securities, (d) such Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Senior Indenture and, if applicable, any additional supplemental indenture thereto or related officers’ certificate, and (e) such Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to Subordinated Debt Securities of any series, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indenture or officers’ certificate establishing such series of Subordinated Debt Securities under the Subordinated Indenture, (b) the Subordinated Indenture and any such supplemental indenture or officers’ certificate have been duly executed and delivered by all parties thereto, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with the Subordinated Indenture, the form and terms of such series of Subordinated Debt Securities, (d) such Subordinated Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers’ certificate, and (e) such Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respected to the Common Stock Purchase Contracts, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered by all parties thereto, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Common Stock Purchase Contracts to be issued thereunder, (d) such Common Stock Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the terms of such Purchase Contract Agreement and (e) such Common Stock Purchase Contracts are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Common Stock Purchase Units, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered by all parties thereto, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of the Common Stock Purchase Contracts to be issued thereunder and the collateral arrangements relating to the Common Stock Purchase Units, (d) such Common Stock Purchase Contracts and the documents governing the collateral arrangements relating to such Common Stock Purchase Units have been duly

Apache Corporation

July 19, 2017

executed, authenticated, issued and delivered in accordance with the terms thereof and (e) such Common Stock Purchase Units are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any Warrants to be issued under a Warrant Agreement, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrant Agreement, (b) such Warrant Agreement has been duly executed and delivered by all parties thereto, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with such Warrant Agreement, the form and terms of the Warrants, and (d) such Warrants are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 2, 3, 4, 5, 6, 7 and 8 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ ANDREWS KURTH KENYON LLP

ANDREWS KURTH KENYON LLP